Exhibit 24.1

Power of Attorney

We, the undersigned Directors of Aetna Inc. (the "Company"), hereby severally constitute and appoint Shawn M. Guertin, Sharon A. Virag and Judith H. Jones each of them individually, our true and lawful attorneys-in-fact, with full power to them and each of them to sign for us, and in our names and in the capacities indicated below, the Company’s Registration Statement on Form S-8 and any and all amendments thereto (including post-effective amendments) to be filed with the Securities and Exchange Commission under the Securities Act of 1933 in connection with the Aetna Inc. 2016 Employee Stock Purchase Plan, hereby ratifying and confirming our signatures as they may be signed by any of our said attorneys to such Form S-8 and to any and all amendments thereto.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

Dated: May 20, 2016

/s/ Fernando Aguirre	/s / Jeffrey E. Garten
Fernando Aguirre	Jeffrey E. Garten
Hartford, CT	Hartford, CT

/s/ Mark T. Bertolini	/s/ Ellen M. Hancock
Mark T. Bertolini	Ellen M. Hancock
Hartford, CT	Hartford, CT

/s/ Frank M. Clark	/s/ Richard J. Harrington
Frank M. Clark	Richard J. Harrington
Hartford, CT	Hartford, CT

/s/ Betsy Z. Cohen	/s/ Edward J. Ludwig
Betsy Z. Cohen	Edward J. Ludwig
Hartford, CT	Hartford, CT

/s/ Molly J. Coye, M.D.	/s/ Joseph P. Newhouse
Molly J. Coye, M.D.	Joseph P. Newhouse
Hartford, CT	Hartford, CT

/s/ Roger N. Farah	/s/ Olympia J. Snowe
Roger N. Farah	Olympia J. Snowe
Hartford, CT	Hartford, CT